EXHIBIT NO. 99.1(f)

                             MFS INSTITUTIONAL TRUST

                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

           Pursuant to Section 6.9 and 9.3 of the Declaration of Trust dated September 13, 1990, as amended (the "Declaration of Trust"), of MFS Institutional Trust (the "Trust"), the Trustees of the Trust hereby redesignate three existing series of Shares (as defined in the Declaration of Trust) as follows:

           1. The series designated as MFS Emerging Equities Fund shall be redesignated as MFS Institutional Emerging Equities Fund;

           2. The series designated as MFS Worldwide Fixed Income Fund shall be redesignated as MFS Institutional Worldwide Fixed Income Fund; and

           3. The series designated as MFS Emerging Markets Fixed Income Fund shall be redesignated as MFS Institutional Emerging Markets Fixed Income Fund.

           Pursuant to Section 6.9(h) and 9.3 of the Declaration of Trust, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

           IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this certificate of amendment to the Declaration of Trust, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 31st day of October, 1995.


                                          A. KEITH BRODKIN
                                          ----------------------------------
                                          A. Keith Brodkin, Trustee


                                          NELSON J. DARLING, JR.
                                          ----------------------------------
                                          Nelson J. Darling, Jr., Trustee


                                          WILLIAM R. GUTOW
                                          ----------------------------------
                                          William R. Gutow, Trustee